Exhibit 99.1
MEDLEY MANAGEMENT INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

NEW YORK, March 27, 2019 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its fourth quarter and year ended December 31, 2019.
Summary

•	Fee earning assets under management were $2.1 billion as of December 31, 2019

•	Total assets under management were $4.1 billion as of December 31, 2019

•	Total revenues were $10.7 million for the three months ended December 31, 2019 and $48.8 million for the year ended December 31, 2019

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $0.46 for Q4 2019 and $0.60 for the year ended December 31, 2019

•	Core Net Loss Per Share was $0.04 for Q4 2019 and $0.03 for the year ended December 31, 2019

•	The board of directors did not declare a dividend for the fourth quarter

Results of Operations for the Three Months Ended December 31, 2019
Total revenues were $10.7 million for the three months ended December 31, 2019 compared to $12.6 million for the same period in 2018. The decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management, which was mainly driven by a reduction in leverage and decline in portfolio valuations.
Total expenses from operations were $11.3 million for the three months ended December 31, 2019 compared to $14.1 million for the same period in 2018. The decrease was due primarily to a decline in compensation and benefits as a result of lower average headcount and discretionary bonuses. Included in total expenses are costs associated with our pending merger of $0.9 million and $1.0 million for the three months ended December 31, 2019 and 2018, respectively.
Total other expenses were $6.4 million for the three months ended December 31, 2019 compared to $10.9 million for the same period in 2018. This decrease was due primarily to a $3.4 million unrealized loss on our investment in shares of MCC during the three months ended December 31, 2019 as compared to a $9.0 million unrealized loss recorded during the same period in 2018, offset by an $0.8 million reduction in dividend income from our investment in shares of MCC during the three months ended December 31, 2019 as compared to the same period in 2018. Unrealized losses on our investment in shares of MCC were allocated to redeemable non-controlling interests in consolidated subsidiaries which did not have any impact on the income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $8.2 million for the three months ended December 31, 2019 compared to a net loss $3.9 million for the same period in 2018. Medley Management Inc.’s net loss per share was $0.46 for the three months ended December 31, 2019 compared to a net loss per share of $0.16 for the same period in 2018.
Pre-Tax Core Net Loss was $1.9 million for the three months ended December 31, 2019 compared to $1.4 million for the same period in 2018. Core Net Loss Per Share was $0.04 for the three months ended December 31, 2019, compared to $0.03 for the same period in 2018. Core EBITDA was $1.1 million for the three months ended December 31, 2019 compared to $1.5 million for the same period in 2018.

Results of Operations for the Year Ended December 31, 2019
Total revenues were $48.8 million for the year ended December 31, 2019 compared to $56.5 million for the same period in 2018. This decrease was due primarily to lower base management fees from our permanent capital vehicles as a result of a decrease in fee earning assets under management, which was mainly driven by a reduction in leverage and decline in portfolio valuations, offset in part by an increase in investment income.
Total expenses from operations were $46.1 million for the year ended December 31, 2019 compared to $51.0 million for the same period in 2018. This decrease was due primarily to a decrease in professional fees and expenses associated with our consolidated fund, STRF, offset in part by an increase in expenses associated with our pending merger. Total expenses associated with our pending merger were $4.6 million and $3.8 million for the years ended December 31, 2019 and 2018, respectively.
Total other expenses were $14.8 million for the year ended December 31, 2019 compared to $26.7 million for the same period in 2018. This favorable variance was due primarily to a decline of $15.7 million in unrealized losses associated with our investment in shares of MCC being recognized during 2019 as compared to 2018. All of the unrealized losses of $4.1 million recognized in 2019 and $16.3 million of the $19.9 million in unrealized losses recognized in 2018 were allocated to redeemable non-controlling interests in consolidated subsidiaries which did not have any impact on the income attributed to Medley Management Inc. and non-controlling interests in Medley LLC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $13.1 million for the year ended December 31, 2019 compared to a net loss of $10.4 million for the same period in 2018. Medley Management Inc.’s net loss per share was $0.60 for the year ended December 31, 2019 compared to net loss per share of $0.65 for the same period in 2018.
Pre-Tax Core Net Income was $1.3 million for the year ended December 31, 2019 compared to Pre-Tax Core Net Income of $5.8 million for the same period in 2018. Core Net Loss Per Share was $0.03 for the year ended December 31, 2019, compared to Core Net Income Per Share of $0.12 for the same period in 2018. Core EBITDA was $10.9 million for the year ended December 31, 2019 compared to $17.4 million for the same period in 2018.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

Key Performance Indicators:

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2019	2018	2019	2018

	(dollars in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax (Loss) Income	$(7,070)	$(12,421)	$(12,060)	$(21,268)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(8,225)	$(3,874)	$(13,074)	$(10,443)
Net loss per Class A common stock	$(0.46)	$(0.16)	$(0.60)	$(0.65)
Net Income Margin (1)	(77.2)%	(30.8)%	(26.8)%	(18.5)%
Weighted average shares - Basic and Diluted	6,007,954	5,697,802	5,878,211	5,579,628

Non-GAAP Data:
Pre-Tax Core Net (Loss) Income (2)	$(1,910)	$(1,397)	$(1,254)	$5,818
Core Net (Loss) Income (2)	$(7,030)	$(1,107)	$(6,652)	$4,058
Core EBITDA (3)	$1,115	$1,477	$10,945	$17,420
Core Net (Loss) Income Per Share (4)	$(0.04)	$(0.03)	$(0.03)	$0.12
Core Net Income Margin (5)	(12.1)%	(7.4)%	(1.7)%	7.0%
Pro-Forma Weighted Average Shares Outstanding (6)	34,388,060	32,158,366	33,603,488	31,695,208

Other Data (at period end, in millions):
AUM	$4,122	$4,712	$4,122	$4,712
Fee Earning AUM	$2,138	$2,785	$2,138	$2,785

(1)	Net Income Margin equals Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, non-recurring expenses associated with strategic initiatives, such as our pending merger with Sierra, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit B for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assume that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0% for all of the periods presented above. Please refer to the calculation of Core Net Income Per Share in Exhibit C for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 26,449,973 vested and unvested LLC Units for 26,449,973 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, September 30, 2019	$1,444	$876	$2,320	62%	38%
Commitments	(60)	20	(40)
Capital reduction	—	—	—
Distributions	(16)	(115)	(131)
Change in fund value	(7)	(4)	(11)
Ending balance, December 30, 2019	$1,361	$777	$2,138	64%	36%
Total fee earning AUM decreased by $182.0 million, or 8%, to $2.1 billion as of December 31, 2019 compared to September 30, 2019, due primarily to debt repayments representing capital reductions, distributions and changes in fund value.
The table below presents the roll forward of fee earning AUM for the year ended December 31, 2019:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs

	(Dollars in millions)
Ending balance, December 31, 2018	$1,743	$1,042	$2,785	63%	37%
Commitments	(66)	113	47
Capital reduction	(135)	—	(135)
Distributions	(67)	(293)	(360)
Change in fund value	(114)	(85)	(199)
Ending balance, December 31, 2019	$1,361	$777	$2,138	64%	36%
Total fee earning AUM decreased by $647.0 million, or 23%, to $2.1 billion as of December 31, 2019 compared to December 31, 2018, due primarily to distributions, debt repayments representing capital reductions and changes in fund value.
Dividend Declaration

Medley did not declare a dividend this quarter. Medley’s board of directors will continue to monitor the dividend policy on an ongoing basis.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $4.1 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE:MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).

Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the exhibits attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income (Loss), Core Net Income (Loss), Core EBITDA, Core Net Income (Loss) Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2019.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2019	2018	2019	2018

	(in thousands, except share and per share data)
Revenues
Management fees	$8,745	$10,699	$39,473	$47,085
Other revenues and fees	1,972	2,367	9,703	10,503
Investment income:
Carried interest	168	(129)	819	142
Other investment loss, net	(231)	(372)	(1,154)	(1,221)
Total Revenues	10,654	12,565	48,841	56,509

Expenses
Compensation and benefits	6,856	9,787	28,925	31,666
General, administrative and other expenses	4,423	4,271	17,186	19,366
Total Expenses	11,279	14,058	46,111	51,032

Other Income (Expense)
Dividend income	177	960	1,119	4,311
Interest expense	(2,851)	(2,693)	(11,497)	(10,806)
Other expenses, net	(3,771)	(9,195)	(4,412)	(20,250)
Total other expenses, net	(6,445)	(10,928)	(14,790)	(26,745)
Loss before income taxes	(7,070)	(12,421)	(12,060)	(21,268)
Provision for (benefit from) income taxes	4,991	(576)	4,710	258
Net Loss	(12,061)	(11,845)	(16,770)	(21,526)
Net loss attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	(3,836)	(7,971)	(3,696)	(11,083)
Net loss attributable to non-controlling interests in Medley LLC	(5,617)	(3,282)	(9,695)	(8,011)
Net Loss Attributable to Medley Management Inc.	$(2,608)	$(592)	$(3,379)	$(2,432)

Net Loss Per Share of Class A Common Stock:
Basic	$(0.46)	$(0.16)	$(0.60)	$(0.65)
Diluted	$(0.46)	$(0.16)	$(0.60)	$(0.65)
Weighted average shares outstanding - Basic and Diluted	6,007,954	5,697,802	5,878,211	5,579,628

Exhibit B. Reconciliation of Core Net Income (Loss) and Core EBITDA to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2019	2018	2019	2018

	(in thousands)
Net loss attributable to Medley Management Inc.	$(2,608)	$(592)	$(3,379)	$(2,432)
Net loss attributable to non-controlling interests in Medley LLC	(5,617)	(3,282)	(9,695)	(8,011)
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(8,225)	$(3,874)	$(13,074)	$(10,443)
Reimbursable fund startup expenses	6	179	289	1,483
IPO date award stock-based compensation	222	428	777	1,446
Expenses associated with strategic initiatives	1,070	975	4,556	4,833
Other non-core items:
Unrealized (losses) gains on shares of MCC	(70)	—	(70)	3,543
Severance expense	96	467	1,558	2,730
Other	—	1,004	—	1,967
Income tax expense on adjustments	(129)	(286)	(688)	(1,501)
Core Net Income (Loss)	$(7,030)	$(1,107)	$(6,652)	$4,058
Interest expense	2,850	2,693	11,497	10,806
Income taxes	5,120	(290)	5,398	1,760
Depreciation and amortization	175	181	702	796
Core EBITDA	$1,115	$1,477	$10,945	$17,420

Exhibit C. Calculation of Core Net Income (Loss) Per Share

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2019	2018	2019	2018

	(in thousands, except share and per share amounts)
Numerator
Core Net Income (Loss)	$(7,030)	$(1,107)	$(6,652)	$4,058
Add: Income taxes	5,120	(290)	5,398	1,760
Pre-Tax Core Net Income (loss)	$(1,910)	$(1,397)	$(1,254)	$5,818

Denominator
Class A common stock	6,007,954	5,697,802	5,878,211	5,579,628
Conversion of LLC Units and restricted LLC Units to Class A common stock	26,316,641	24,215,302	25,623,372	24,060,861
Restricted Stock Units	2,063,465	2,245,262	2,101,905	2,054,719
Pro-Forma Weighted Average Shares Outstanding (1)	34,388,060	32,158,366	33,603,488	31,695,208
Pre-Tax Core Net Income (Loss) Per Share	$(0.06)	$(0.04)	$(0.04)	$0.18
Less: corporate income taxes per share (2)	0.02	0.01	0.01	(0.06)
Core Net Income (Loss) Per Share	$(0.04)	$(0.03)	$(0.03)	$0.12

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 26,449,973 vested and unvested LLC Units for 26,449,973 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units granted to employees and directors during each of the periods presented.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0%.

Exhibit D. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2019	2018	2019	2018

Net Income Margin	(77.2)%	(30.8)%	(26.8)%	(18.5)%
Reimbursable fund startup expenses (1)	0.1%	1.4%	0.6%	2.6%
IPO date award stock-based compensation (1)	2.1%	3.4%	1.6%	2.6%
Expenses associated with strategic initiatives (1)	10.0%	7.8%	9.3%	8.6%

Other non-core items:(1)
Unrealized losses on shares of MCC	(0.7)%	—%	(0.1)%	6.3%
Severance expense	0.9%	3.7%	3.2%	4.8%
Other	—%	8.0%	—%	3.5%
Provision for income taxes (1)	46.8%	(4.6)%	9.6%	0.5%
Corporate income taxes (2)	5.9%	3.7%	0.8%	(3.4)%
Core Net Income Margin	(12.1)%	(7.4)%	(1.7)%	7.0%

(1)	Adjustments to Net income (loss) attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
Assumes that all of our pre-tax earnings are subject to federal, state and local corporate income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0% for all of the periods presented above.

Exhibit E. Consolidated Balance Sheets of Medley Management Inc.

	As of December 31,
	2019	2018

	(in thousands)
Assets
Cash and cash equivalents	$10,558	$17,219
Investments, at fair value	13,287	36,425
Management fees receivable	8,104	10,274
Right-of-use assets under operating leases	6,564	—
Other assets	10,283	14,298
Total Assets	$48,796	$78,216

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt, net	$118,382	$117,618
Loans payable, net	10,000	9,892
Due to former minority interest holder, net	8,145	11,402
Operating lease liabilities	8,267	—
Accounts payable, accrued expenses and other liabilities	22,835	26,739
Total Liabilities	167,629	165,651

Redeemable Non-controlling Interests	(748)	23,186

Equity
Class A common stock	62	57
Class B common stock	—	—
Additional paid in capital	13,779	7,529
Accumulated deficit	(22,960)	(19,618)
Total stockholders' deficit, Medley Management Inc.	(9,119)	(12,032)
Non-controlling interests in consolidated subsidiaries	(391)	(747)
Non-controlling interests in Medley LLC	(108,575)	(97,842)
Total Deficit	(118,085)	(110,621)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$48,796	$78,216